Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

eLong Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the registration statement.

Our report refers to a change in the accounting for goodwill in 2002.

/s/ KPMG

Hong Kong, China

October 7, 2004